Exhibit 99.1
The Coca-Cola Company
Reclassified Operating Segment Data
Unaudited
The reclassified operating segment data included herein reflect a change in the Company's operating structure. As previously announced, effective January 1, 2013, the Company transferred our India and South West Asia business unit from the Eurasia and Africa operating segment to the Pacific operating segment. The countries included in our India and South West Asia business unit are Bangladesh, Bhutan, India, the Maldives, Nepal and Sri Lanka. This change in operating structure did not impact the other geographic operating segments, Bottling Investments or Corporate.
Unit Case Volume Growth Rate1,2

	Q1 10	Q2 10	Q3 10	Q4 10	FY 10	Q1 11	Q2 11	Q3 11	Q4 11	FY 11	Q1 12	Q2 12	Q3 12	Q4 12	FY 12
Worldwide	3%	5%	5%	6%	5%	6%	6%	5%	3%	5%	5%	4%	4%	3%	4%
Eurasia & Africa	9%	8%	13%	14%	11%	8%	7%	4%	3%	5%	7%	10%	11%	11%	10%
Europe	—	(1)	—	2	—	1	5	—	1	2	1	(4)	1	(5)	(1)
Latin America	4	7	4	5	5	7	6	7	4	6	5	3	5	5	5
North America	(2)	2	2	8	2	6	4	5	1	4	2	1	2	1	2
Pacific	7	9	10	2	7	5	7	6	6	6	9	10	4	2	7

[1]
Unit case volume percentage change is based on average daily sales during our quarterly periods. Unit case volume growth based on average daily sales is computed by comparing the average daily sales in each of the corresponding periods. Average daily sales are the unit cases sold during the period divided by the number of days in the period. Unit case volume percentage change is based on as reported sales during our annual periods.

[2]
In January 2012, the Company announced that Beverage Partners Worldwide ("BPW"), our joint venture with Nestlé in the ready-to-drink tea category, will focus its geographic scope primarily on Europe and Canada. The joint venture was phased out in all other territories by the end of 2012, and the Company's agreement to distribute products in the United States under a sublicense from a subsidiary of Nestlé terminated at the end of 2012. We have eliminated the BPW and Nestlé licensed unit case volume for the year ended December 31, 2012, in those countries impacted by these structural changes. We have also eliminated the BPW and Nestlé licensed unit case volume from the base year, where applicable, when calculating 2012 versus 2011 volume growth rates.

For additional information about our sales volume, refer to page 46 of our 2012 Annual Report on Form 10-K filed on February 27, 2013.

The Coca-Cola Company
Reclassified Operating Segment Data
Unaudited
(In Millions)
Net Operating Revenues — Third Party

	Q1 10	Q2 10	Q3 10	Q4 10	FY 10	Q1 11	Q2 11	Q3 11	Q4 11	FY 11	Q1 12	Q2 12	Q3 12	Q4 12	FY 12
Eurasia & Africa	$551	$609	$588	$582	$2,330	$594	$701	$669	$626	$2,590	$615	$728	$698	$656	$2,697
Europe	1,034	1,259	1,107	1,024	4,424	1,072	1,446	1,207	1,052	4,777	1,054	1,314	1,124	989	4,481
Latin America	931	946	988	1,015	3,880	1,082	1,064	1,162	1,095	4,403	1,127	1,083	1,171	1,179	4,560
North America	1,917	2,260	2,159	4,804	11,140	4,684	5,496	5,387	4,992	20,559	4,917	5,789	5,669	5,290	21,665
Pacific	1,122	1,275	1,440	1,200	5,037	1,169	1,547	1,549	1,288	5,553	1,310	1,643	1,470	1,257	5,680
Bottling Investments	1,952	2,292	2,132	1,840	8,216	1,888	2,420	2,240	1,953	8,501	2,084	2,476	2,182	2,065	8,807
Corporate	18	33	12	29	92	28	63	34	34	159	30	52	26	19	127
Consolidated	$7,525	$8,674	$8,426	$10,494	$35,119	$10,517	$12,737	$12,248	$11,040	$46,542	$11,137	$13,085	$12,340	$11,455	$48,017
Net Operating Revenues — Intersegment

	Q1 10	Q2 10	Q3 10	Q4 10	FY 10	Q1 11	Q2 11	Q3 11	Q4 11	FY 11	Q1 12	Q2 12	Q3 12	Q4 12	FY 12
Eurasia & Africa	$2	$—	$—	$—	$2	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Europe	228	227	231	139	825	152	193	192	160	697	150	173	165	154	642
Latin America	54	57	60	70	241	72	69	64	82	287	59	62	55	95	271
North America	15	20	12	18	65	3	8	—	1	12	4	8	1	2	15
Pacific	138	133	134	53	458	122	153	155	106	536	138	184	176	130	628
Bottling Investments	25	25	27	20	97	19	23	24	24	90	19	21	26	22	88
Corporate	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Eliminations	(462)	(462)	(464)	(300)	(1,688)	(368)	(446)	(435)	(373)	(1,622)	(370)	(448)	(423)	(403)	(1,644)
Consolidated	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Net Operating Revenues — Total

	Q1 10	Q2 10	Q3 10	Q4 10	FY 10	Q1 11	Q2 11	Q3 11	Q4 11	FY 11	Q1 12	Q2 12	Q3 12	Q4 12	FY 12
Eurasia & Africa	$553	$609	$588	$582	$2,332	$594	$701	$669	$626	$2,590	$615	$728	$698	$656	$2,697
Europe	1,262	1,486	1,338	1,163	5,249	1,224	1,639	1,399	1,212	5,474	1,204	1,487	1,289	1,143	5,123
Latin America	985	1,003	1,048	1,085	4,121	1,154	1,133	1,226	1,177	4,690	1,186	1,145	1,226	1,274	4,831
North America	1,932	2,280	2,171	4,822	11,205	4,687	5,504	5,387	4,993	20,571	4,921	5,797	5,670	5,292	21,680
Pacific	1,260	1,408	1,574	1,253	5,495	1,291	1,700	1,704	1,394	6,089	1,448	1,827	1,646	1,387	6,308
Bottling Investments	1,977	2,317	2,159	1,860	8,313	1,907	2,443	2,264	1,977	8,591	2,103	2,497	2,208	2,087	8,895
Corporate	18	33	12	29	92	28	63	34	34	159	30	52	26	19	127
Eliminations	(462)	(462)	(464)	(300)	(1,688)	(368)	(446)	(435)	(373)	(1,622)	(370)	(448)	(423)	(403)	(1,644)
Consolidated	$7,525	$8,674	$8,426	$10,494	$35,119	$10,517	$12,737	$12,248	$11,040	$46,542	$11,137	$13,085	$12,340	$11,455	$48,017

The Coca-Cola Company
Reclassified Operating Segment Data
Unaudited
(In Millions)
Operating Income (Loss)

	Q1 10	Q2 10	Q3 10	Q4 10	FY 10	Q1 11	Q2 11	Q3 11	Q4 11	FY 11	Q1 12	Q2 12	Q3 12	Q4 12	FY 12
	As Adjusted[1]
Eurasia & Africa	$233	$269	$217	$195	$914	$242	$289	$244	$228	$1,003	$266	$296	$244	$272	$1,078
Europe	712	937	742	585	2,976	714	973	810	593	3,090	695	897	698	670	2,960
Latin America	602	577	616	610	2,405	716	674	773	652	2,815	744	686	734	715	2,879
North America	425	507	503	85	1,520	464	739	618	498	2,319	451	756	832	558	2,597
Pacific	501	629	590	394	2,114	466	759	629	385	2,239	602	874	613	427	2,516
Bottling Investments	6	137	78	6	227	8	105	76	35	224	35	90	44	(29)	140
Corporate	(305)	(302)	(411)	(725)	(1,743)	(326)	(360)	(396)	(435)	(1,517)	(284)	(305)	(372)	(430)	(1,391)
Consolidated	$2,174	$2,754	$2,335	$1,150	$8,413	$2,284	$3,179	$2,754	$1,956	$10,173	$2,509	$3,294	$2,793	$2,183	$10,779

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted the 2010 quarterly financial information presented herein since it had not previously been disclosed subsequent to this change.

Income (Loss) Before Income Taxes

	Q1 10	Q2 10	Q3 10	Q4 10	FY 10	Q1 11	Q2 11	Q3 11	Q4 11	FY 11	Q1 12	Q2 12	Q3 12	Q4 12	FY 12
	As Adjusted[1]
Eurasia & Africa	$237	$282	$213	$201	$933	$245	$288	$239	$229	$1,001	$266	$307	$248	$280	$1,101
Europe	722	953	748	597	3,020	720	995	821	598	3,134	708	916	716	675	3,015
Latin America	608	585	617	616	2,426	728	674	772	658	2,832	743	687	734	718	2,882
North America	424	508	501	90	1,523	464	742	621	500	2,327	467	761	838	558	2,624
Pacific	498	631	592	395	2,116	467	760	628	387	2,242	601	871	616	435	2,523
Bottling Investments	110	476	432	187	1,205	129	305	266	197	897	169	312	269	154	904
Corporate	(429)	(321)	(412)	4,146	2,984	(237)	35	(420)	(353)	(975)	(229)	(231)	(337)	(443)	(1,240)
Consolidated	$2,170	$3,114	$2,691	$6,232	$14,207	$2,516	$3,799	$2,927	$2,216	$11,458	$2,725	$3,623	$3,084	$2,377	$11,809

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted the 2010 quarterly financial information presented herein since it had not previously been disclosed subsequent to this change.